POWER OF ATTORNEY
For Executing Forms 3, 4 and 5


       I appoint each of Kenneth G. Cole, John G. Sznewajs, and Yvette M. VanRiper, signing singly, my attorney-in-fact to:

(1) execute and file with the Securities and Exchange Commission on my behalf Forms 3, 4 or 5 as required by Section 16(a) of the Securities
        Exchange Act of 1934 and the rules thereunder, and any amendments thereto; and

(2) do anything in connection with the foregoing which such attorney-in-fact may deem legally required by me or in my best interest.

       I grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

       I acknowledge that this Power of Attorney is granted by me individually and as a Director, Trustee or Co-Trustee of any charitable organization, foundation or trust holding shares of Masco Corporation and which is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

       I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Masco Corporation assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney supersedes any Power of Attorney executed by me, which is hereby revoked. This Power of Attorney shall remain in effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by Masco Corporation, unless earlier revoked in writing by me.

      This Power of Attorney is executed on October 16, 2014.


          						/s/ Mark R. Alexander